BROKER-DEALER AGREEMENT



BlackRock Distributors, Inc.
c/o Mona Lee
BlackRock, Inc.
40 East 52nd Street
New York, NY  10022

Ladies and Gentlemen:

We desire to enter into an Agreement with you for the sale of common shares of beneficial interest ("Shares") in any closed-end investment company (each a "Closed-End Fund") or any portfolio of an open-end investment company (each an "Open-End Fund" and, together with the Closed-End Funds, the "Funds") distributed by BlackRock Distributors, Inc. that are now or hereafter available for sale to our customers. You are the principal underwriter (as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the offering of common shares of the Funds and the agent for the continuous distribution of such common shares pursuant to the terms of the Distribution Agreement between you and each Fund.

As used herein, the term "Prospectus" shall mean the prospectuses and, unless the context otherwise requires, related statement(s) of additional information (the "Statement of Additional Information") incorporated therein by reference, as the same are amended and supplemented from time to time, of each of the respective Funds. As used herein unless otherwise indicated, the term "Preliminary Prospectus" means any preliminary prospectus and any preliminary Statement of Additional Information included at any time as a part of the registration statement for any Fund prior to the effective date thereof and that is authorized by you for use in connection with the offering of shares. As used herein, the term "shares" means common shares of beneficial interest or common shares of stock, as the case may be, of a Fund.

In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

1. Customers of ours who purchase shares are for all purposes our customers and not customers of the Fund. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with the rules of the Securities and Exchange Commission ("SEC") and National Association of Securities Dealers, Inc. (the "NASD"). In no transaction involving shares shall we have any authority to act as agent for the Fund or for you.

2. (a) All orders for the purchase of Investor A Shares of an Open-End Fund during its initial offering period (the "Initial Offering Period") shall be executed at the initial public offering price per share set forth in the Prospectus of the Open-End Fund plus the applicable front-end sales load, if any. All orders for the purchase of Investor A Shares of an Open-End Fund during its continuous offering period (the "Continuous Offering Period") shall be executed at the then current public offering price per share (i.e., the net asset value per share for Investor A Shares plus the applicable front-end sales load, if any) and all orders for the redemption of Investor A Shares of an Open-End Fund shall be executed at the net asset value per share for Investor A Shares and the proceeds of such redemptions shall be reduced by any applicable deferred sales charge as set forth in the Prospectus of such Fund.

      All orders for the purchase of Investor B and Investor C Shares of an Open-End Fund during its Initial Offering Period, if any such shares are sold during the Initial Offering Period, shall be executed at the initial public offering price per share set forth in the Prospectus.

      All orders for the purchase of Investor B and Investor C Shares of an Open-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (currently the net asset value per share for Investor B and Investor C Shares). All orders for redemption of Investor B and Investor C Shares of an Open-End Fund shall be executed at the net asset value per share for Investor B and Investor C Shares and the proceeds of such redemptions shall be reduced by any applicable deferred sales charge as set forth in the Prospectus of such Fund.

      (b) All orders for the purchase of Investor A Shares of a Closed-End Fund during its Initial Offering Period shall be executed at the initial public offering price per share set forth in the Prospectus of the Closed-End Fund plus the applicable front-end sales load, if any. All orders for the purchase of Investor A Shares of a Closed-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (i.e., the net asset value per share for Investor A Shares plus the applicable front-end sales load, if any) and all requests for repurchase of Investor A Shares of a Closed-End Fund shall be executed at the net asset value per share for Investor A Shares as determined on the pricing date for the repurchase offer and the proceeds of such repurchases shall be reduced by (i) any deferred sales charge applicable to such shares and/or (ii) expenses permitted by Rule 23c-3 under the 1940 Act for repurchase offers, in either case as set forth in the Prospectus of the Fund or the applicable repurchase offer notice, as the case may be.

           All orders for the purchase of Investor B and Investor C Shares of a Closed-End Fund during its Initial Offering Period, if any such shares are sold during the Initial Offering Period, shall be executed at the initial public offering price per share set forth in the Prospectus. All orders for the purchase of Investor B and Investor C Shares of a Closed-End Fund during its Continuous Offering Period shall be executed at the then current public offering price per share (currently the net asset value per share for Investor B and Investor C Shares). All orders for repurchases of Investor B and Investor C Shares of a Closed-End Fund shall be executed at the net asset value per share for Investor B and Investor C Shares as determined on the pricing date for the repurchase offer and the proceeds of such repurchases shall be reduced by (i) any deferred sales charge applicable to such shares and/or (ii) expenses permitted under Rule 23c-3 under the 1940 Act for repurchase offers, in either case as set forth in the Prospectus of the Fund or the applicable repurchase offer notice, as the case may be.

      (c) We expressly acknowledge and understand that shares of any Closed-End Fund will not be repurchased by either the respective Closed-End Fund (other than through repurchase offers or tender offers from time to time, if any) or you and that no secondary market for the shares of any such Closed-End Fund exists currently or is expected to develop. We also expressly acknowledge and agree that, in the event your customer cancels their order for such shares after confirmation, such shares may not be repurchased, remarketed or otherwise disposed of by or through you. ANY REPRESENTATION AS TO A REPURCHASE OFFER OR A TENDER OFFER BY A CLOSED-END FUND, OTHER THAN THAT WHICH IS SET FORTH IN ITS THEN CURRENT PROSPECTUS OR THE REPURCHASE OFFER NOTICE, IS EXPRESSLY PROHIBITED.

      (d) The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus of such Fund. Each Fund reserves the right to reject any purchase order. Each Fund reserves the right, at its discretion and without notice, to suspend the sale of shares or withdraw entirely the sale of its shares.

3. In ordering shares of any Fund, we shall rely solely and conclusively on the representations contained in the Prospectus (or Preliminary Prospectus during any Initial Offering Period) of such Fund. We agree that we shall not offer or sell shares of any Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities. In connection with offers to sell and sales of shares of each Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus (or Preliminary Prospectus during any Initial Offering Period) and, upon request, the Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period) of the Fund involved; and unless otherwise agreed, we shall promptly confirm in writing all share transactions of our customers. In connection with repurchase offer for shares of Closed-End Funds, we agree to deliver or cause to be delivered to each person to whom any such offer is made, a copy of the repurchase offer notice. You agree to supply us with copies of the Prospectus (or Preliminary Prospectus during any Initial Offering Period), Statement of Additional Information (or preliminary Statement of Additional Information during any Initial Offering Period), annual and interim reports, proxy solicitation materials, repurchase offer notices and any such other information and materials relating to each Fund in reasonable quantities upon request.

4. Each Fund has filed with the SEC a Registration Statement (the "Registration Statement") on the SEC form applicable to the respective Fund. The date on which the Registration Statement is declared effective by the SEC is referred to herein as the "Effective Date". Prior to the Effective Date of the Registration Statement with respect to a particular Fund, we expressly acknowledge and understand that with respect to such Fund:

      (a) Shares of such Fund may not be sold, nor may offers to buy be accepted, (i) prior to the Effective Date of the Registration Statement or (ii) in any state in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of such state.

      (b) The Fund's Preliminary Prospectus, together with any sales material distributed for use in connection with the offering of shares of such Fund, does not constitute an offer to sell or the solicitation of an offer to buy shares of such Fund and is subject to completion and modification by the definitive Prospectus.

      (c) In the event that we transmit indications of interest to you for accumulation prior to the Effective Date, we will be responsible for confirming such indications of interest with our customers in writing following the Effective Date. Indications of interest with respect to shares transmitted to you prior to the Effective Date are subject to acceptance or rejection by you in your sole discretion and are conditioned upon the occurrence of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of shares in the respective state.

      (d) Indications of interest with respect to shares not cancelled by us prior to or on the later of (i) the Effective Date and/or (ii) the registration or qualification of the respective class of shares in the respective state, and accepted by you will be deemed by you to be orders for shares.

      (e) We agree that with respect to orders for shares, we will transmit such orders received during the Initial Offering Period to you within the time period as specified in the preliminary Prospectus of the Fund involved (or in the time period as extended by you in writing). We also agree to transmit any customer order received during the Continuous Offering Period to you prior to the time that the public offering price for such Fund is next determined after our receipt of such order as set forth in the Fund's Prospectus. There is no assurance that a Fund will engage in a continuous offering of shares.

      (f) We agree to transmit to our customers any repurchase offer notices received from you within the time period as specified in the Prospectus and to use our reasonable best efforts to transmit repurchase requests from our customers to the Fund or its transfer agent by the applicable repurchase request deadline.

      (g) All indications of interest and orders transmitted to you are subject to the terms and conditions of the Fund's Prospectus and this Agreement and are subject to acceptance or rejection by you in your sole discretion.

      5. We shall not make any representations concerning any Fund shares other than those contained in the Prospectus of the Fund involved, in repurchase offer notices or in any promotional materials or sales literature furnished to us by you or the Fund. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to any Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase offer notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Fund, and such other information and materials as may be approved in writing by you.

6. In determining the amount of any sales commission payable to us hereunder, you reserve the right to exclude any sales which you reasonably determine are not made in accordance with the terms of the applicable Fund Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the relevant transfer agent to the contrary, the shares ordered will be deemed to be the total holdings of the specified investor.

7. (a) In accordance with the terms of the Prospectus of the Fund involved, a reduced sales load may be available to customers that purchase Investor A Shares of a Fund sold with a front-end sales load at the then current public offering price per share applicable to the total of the
      (i) dollar amount of shares then being purchased plus (ii) an amount equal to the then current net asset value of Investor A Shares of such Fund (and any other Fund as may be permitted by the applicable Prospectus) that are already beneficially owned at the time of purchase by the customer on which a front-end sales load has been directly or indirectly paid. Certain purchases of Investor A Shares made by a customer and certain other persons (for example, a customer's spouse and minor children) as set forth from time to time in the applicable Fund Prospectus may be combined for purposes of qualifying for a reduced front-end sales load, and other reduced sales loads may apply as described in the applicable Fund Prospectus. Reduced front-end sales loads may be modified or terminated at any time in the sole discretion of the Fund involved.

      (b) We acknowledge that certain classes of investors may be entitled to purchase Investor A Shares of a Fund at net asset value without a front-end sales load as from time to time provided in the applicable Fund Prospectus.

      (c) We agree to advise you promptly as to the amount of any and all sales of Investor A Shares by us qualifying for a reduced front-end sales load or an exemption from the front-end sales load.

      (d) Exchanges (for example, the investment of the proceeds from the liquidation of Investor A Shares of one Fund in the Investor A Shares of another Fund) shall, where available, be made in accordance with the terms of each Fund Prospectus. Exchange privileges may be modified or terminated at any time in the sole discretion of the Fund(s) involved.

8. In accordance with the terms of the Prospectus of the Fund involved, exemptions from the contingent deferred sales charge applicable to Investor A, Investor B and Investor C Shares may be available to certain of our customers under specified circumstances. We agree to advise you promptly as to any such shares owned by our customers that qualify for such exemptions.

9. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the Fund involved and instructions received by us from you or the Transfer Agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers.

      Further, we shall place purchase orders from customers with the respective Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of shares of any Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases, redemptions or repurchases) in any Fund shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) you, each Fund, each transfer agent and your agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification agreement contained in this Paragraph 9 shall survive the termination of this Agreement.

10. (a) We agree that payment for orders from us for the purchase of Investor A Shares will be made in accordance with the terms of the Prospectus for the applicable Fund. On or before the settlement date of each purchase order for Investor A Shares of any Fund (including the settlement date for any shares sold during any Initial Offer Period), we shall either (i) remit to an account designated by you with the transfer agent an amount equal to the then current public offering price of the Investor A Shares of such Fund being purchased less our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus, or
      (ii) remit to an account designated by you with the transfer agent an amount equal to the applicable public offering price of the Investor A Shares of such Fund being purchased without deduction for our sales commission, if any, with respect to such purchase order as determined by you in accordance with the terms of the applicable Fund Prospectus in which case our agency commission, if any, shall be payable to us by you on at least a monthly basis. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

      (b) If any Investor A Shares under the terms of this Agreement are sold with a front-end sales load and are redeemed (in the case of an open-end
      Fund) or repurchased (in the case of a Closed-End Fund) for the account of a Fund or are submitted for redemption or repurchase within seven (7) business days after confirmation of our purchase order for such Investor A Shares: (i) we shall forthwith refund to you the full sales commission received by us on the sale, and (ii) you shall forthwith pay to the Fund your portion of the front-end sales load on the sale which had been retained by you, if any, and shall also pay to the Fund the amount refunded by us.

11. (a) We agree that payment for orders from us for the purchase of Investor B and Investor C Shares will be made in accordance with the terms of the Prospectus for the applicable Fund. On or before the settlement date of each purchase order for Investor B or Investor C Shares of any Fund (including the settlement date for any shares sold during any Initial Offer Period), we shall remit to an account designated by you with the Transfer Agent an amount equal to the applicable public offering price (currently the net asset value) of the Investor B or Investor C Shares of such Fund being purchased. Commissions on the sale of Investor B or Investor C Shares shall be payable to us by you on at least a monthly basis at the rate(s) set forth in the applicable Prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund Prospectus, you reserve the right, without notice, to cancel the sale and hold us responsible for any loss sustained as a result thereof.

      (b) If any Investor B or Investor C Shares under the terms of this Agreement are sold and are redeemed (in the case of an open-end Fund) or repurchased (in the case of a Closed-End Fund) for the account of a Fund or are tendered for redemption or repurchase within seven (7) business days after confirmation of our purchase order for such shares: (i) we shall forthwith refund to you the full sales commission received by us on the sale, and (ii) you shall forthwith pay to the Fund the deferred sales charge you received in connection with the sale.

12. Certificates for shares sold hereunder shall only be issued in accordance with the terms of each Fund Prospectus upon our customers' specific request and, upon such request, shall be promptly delivered to us by the Transfer Agent unless other arrangements are made by you and us. However, in making delivery of such share certificates, the Transfer Agent shall have adequate time to clear any checks drawn for the payment of Fund shares. We acknowledge that the terms of a Fund's Prospectus may provide that certificates for shares shall not be issued under any circumstances.

13. We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized;
      (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; and (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms.

14. We further represent and warrant that we are a member of the NASD and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the NASD, including, without limitation, its Rules of Fair Practice. We agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers' share transactions. You agree to inform us, upon our request, as to the states in which you believe the shares of respective Funds have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make shares of any Fund available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the NASD. Our expulsion from the NASD will automatically terminate this Agreement immediately without notice. Our suspension from the NASD will terminate this Agreement effective immediately upon your written notice of termination to us.

15. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph 15 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 15 shall survive the termination of this Agreement.

16. We have policies and procedures in place in order to comply with our obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act ("BSA") and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise. Subject to legal restrictions, we will, upon your request, promptly provide to you or the respective Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of shares of the Funds.

17. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any promotional programs mutually agreed upon in writing by the parties hereto.

18. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices located at 760 Moore Road, King of Prussia, Pennsylvania 19406 and all notices to us shall be given or sent to us at our address shown below.

19. This Agreement shall become effective only when accepted and signed by you, and may be terminated immediately, without prior notice, by either party. This Agreement may be amended only by a written instrument signed by both parties hereto and may not be assigned by either party without the prior written consent of the other party. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements between the parties relating to said subject matter.

20. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                          Very truly yours,

                                    ___________________________________________
                                    Name of Broker-Dealer (please print or type)

                                    ___________________________________________
                                    CRD #
                                    ___________________________________________
                                    Address

                                    ___________________________________________
                                    City State Zip Code

                                    By:________________________________________
                                       Authorized Officer (please print or type)

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Title

                                    ___________________________________________
                                    Date

      Note: Please sign and return all copies of this Agreement to BLACKROCK DISTRIBUTORS, INC. Upon acceptance, one countersigned copy will be returned to you for your files.

Accepted:                           BLACKROCK DISTRIBUTORS, INC.

                                    By:________________________________________
                                       Authorized Officer

                                    ___________________________________________
                                    Signature

                                    ___________________________________________
                                    Title

                                    ___________________________________________
                                    Date